Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, filed on the date hereof, of Oxygen Biotherapeutics, Inc., formerly Synthetic Blood International, Inc., (a development-stage enterprise) (the “Company”) of our report dated June 26, 2013 with respect to the financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the year ended April 30, 2013, filed on June 26, 2013.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
October 4, 2013